SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                          THE SECURITIES ACT OF 1934



Date of Report (Date of the earliest event reported): May 22, 1998 (March 12, 1998)




                       STANDARD MANAGEMENT CORPORATION
            (Exact name of registrant as specified in its charter)


          INDIANA             0-20882           NO. 35-1773567
  (State or other           (Commission        (I.R.S. Employer
    jurisdiction           File Number)       Identification No.)
  of incorporation)


   9100 Keystone Crossing,  Indianapolis, Indiana                     46240
         (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (317) 574-6200


                                N/A
   (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements are filed as part of this report:

(a)   Audited Financial Statements of Savers Life Insurance Company:

            Independent Auditor's report

            Balance Sheets as of December 31, 1997 and 1996

            Statements of Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995

            Statements of Income for the years ended
            December 31, 1997, 1996 and 1995

            Statements of Cash Flows for the years ended
            December 31, 1997, 1996 and 1995

            Notes to Financial Statements

(b)   Pro Forma Financial Information:

      Standard Management Corporation
      Pro Forma Combined Financial Statements (Unaudited)

            Pro Forma Combined Balance Sheet as of December 31, 1997
            (Unaudited)

            Pro Forma Combined Statement of Operations for the year ended December 31, 1997 (Unaudited)

            Notes to Pro Forma Combined Financial Statements (Unaudited)

Board of Directors and Stockholders
Savers Life Insurance Company
Winston-Salem, North Carolina


INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheets of Savers Life Insurance Company as of December 31, 1997 and 1996, and the related statements of stockholders' equity, income, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Savers Life Insurance Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



D.E. Gatewood and Company


CERTIFIED PUBLIC ACCOUNTANTS

Winston-Salem, North Carolina

February 26, 1998, except for
Note 17, as to which the date
is March 3, 1998

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                                BALANCE SHEETS
                          DECEMBER 31, 1997 AND 1996
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    ASSETS

                                                                      1997                              1996
Investments:
         Certificates of deposit                                      $25,377                           $30,495
         Debt securities, held for investment,
           at amortized cost (fair value $1,030 and $16,050)          1,037                             17,442
         Debt securities, available for sale, at fair value
           (amortized cost $20,504 and $7,992)                        20,564                            7,585
         Preferred stocks, market (cost $133 and $133)                50                                50
         Common stocks, market (cost $2,507 and $2,737)               3,787                             3,241
         Mortgage loans - secured                                     5,221                             6,760
         Real estate (less accumulated depreciation of $64 and $52)   2,403                             2,414
           TOTAL INVESTMENTS                                          $58,439                           $67,987
Cash and cash equivalents                                             10,721                            6,702
Accrued investment income                                             597                               721
Accounts receivable                                                   140                               55
Refundable income taxes                                               2                                 298
Deferred income taxes                                                 1,397                             1,088
Reinsurance receivables                                               268                               296
Equipment, at cost, less accumulated depreciation of $407 and $407    68                                115
Deferred acquisition cost, net of amortization                        1,284                             3,962
Other assets                                                          5                                 5
           TOTAL ASSETS                                               $72,921                           $81,229

                        LIABILITIES AND STOCKHOLDERS' EQUITY


Policy Liabilities:
      Future policy benefits - annuities                              $45,171                           $47,342
      Future policy benefits - life                                   3,151                             3,267
      Unearned premiums and health benefit reserves                   2,953                             3,808
Claim liability                                                       6,513                             10,455
Accrued expenses                                                      407                               779
            TOTAL LIABILITIES                                         $58,195                           $65,651
Stockholders' Equity:
      Capital stock - no par value-stated value $1 per share:
            20,000,000 shares authorized; Issued and outstanding:     $1,780                            $1,780
            1,779,908 shares
      Additional paid-in capital                                      1,823                             1,823
      Retained earnings:
            Appropriated                                              1,401                             1,365
            Unappropriated                                            8,892                             10,597
      Net unrealized investment gains                                 830                               13
            TOTAL STOCKHOLDERS' EQUITY                                $14,726                           $15,578
            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $72,921                           $81,229

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                         STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                               (DOLLARS IN THOUSANDS)


                                                     1997                       1996                       1995
Capital Stock:
         Balance at beginning of year                $1,780                     $3,552                     $3,572
         Change in stated value                      --                         (1,776)                    --
         Capital stock purchased-stated value        --                         --                        (45)
         Stated value of common stock issued         --                         4                          25
         Balance at end of year                      $1,780                     $1,780                     $3,552
Additional Paid-In Capital:
         Balance at beginning of year                $1,823                     $33                        --
         Change in stated value                      --                         1,776                                     --
         Exercise of stock options                   --                         14                         33
         Balance at end of year                      $1,823                     $1,823                     $33
Retained Earnings:
         Appropriated:
           Balance at beginning of year              $1,365                     $823                       $325
           Change in asset valuation reserve         36                         542                        498
           Balance at end of year                    $1,401                     $1,365                     $823
         Unappropriated:
           Balance at beginning of year              $10,597                    $12,830                    $12,468
           Net income (loss)                         (1,669)                    (1,692)                    961
           Capital stock purchased in excess of      --                         --                         (101)
           stated value
           Transfer of asset valuation reserve       (36)                       (541)                      (498)
           Balance at end of year                    $8,892                     $10,597                    $12,830
Net unrealized investment gains (losses):
         Balance at beginning of year                $13                        $12                        $(584)
         Net changes in unrealized capital gains     817                        1                          596
         Balance at end of year                      $830                       $13                        $12
TOTAL STOCKHOLDERS' EQUITY                           $14,726                    $15,578                    $17,250


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                                STATEMENTS OF INCOME
                FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     1997                       1996                       1995
REVENUES:
      Premium considerations -
            Life and health                          $36,058                    $47,855                    $49,946
            Policy charges                           254                        275                        295
      Investment income, net of expenses
            (1997 - $270; 1996 - $266; 1995 - $221)  4,394                      4,569                      4,851
      Fees from Keyport and other income             2,183                      1,041                      1,665
      Realized investment gains                      158                        170                        387
                                                     $43,047                    $53,910                    $57,144
BENEFITS AND EXPENSES:
      Increase (decrease) in future policy
            benefits - life and health               $78                        $(700)                     $(2,069)
      Annuity benefits                               136                        287                        170
      Claims expenses                                29,162                     38,748                     38,748
      Interest credited on interest-sensitive
            annuities and universal life policies    2,472                      2,543                      2,787
      Commissions expenses                           6,492                      8,248                      9,058
      General expenses                               2,940                      3,194                      3,326
      Insurance taxes, licenses and fees
            excluding income taxes                   1,137                      1,391                      1,495
      Decrease in deferred acquisition costs         2,939                      3,057                      2,552
                                                     $45,356                    $56,768                    $56,067
INCOME (LOSS) BEFORE INCOME TAXES                    $(2,309)                   $(2,858)                   $1,077
INCOME TAXES:
      Current                                        $97                        $(86)                      $464
      Deferred                                       (737)                      (1,080)                    (348)
                                                     $(640)                     $(1,166)                   $116
NET INCOME (LOSS)                                    $(1,669)                   $(1,692)                   $961
NET INCOME (LOSS) PER SHARE:
      Net income (loss)                              $      (.94)               $      (.95)               $        .54
      Net income (loss) - assuming dilution          $      (.94)               $      (.95)               $        .53

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                              STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                               (DOLLARS IN THOUSANDS)


                                                         1997                     1996                      1995
OPERATING ACTIVITIES
         Net income (loss)                               $(1,669)                 $(1,692)                  $961
         Adjustments to reconcile net income to net cash
           used by operating activities:
              Amortization of deferred acquisition
                   costs and depreciation                $3,011                   $3,131                    $2,647
              Deferred income taxes                      (737)                    (1,080)                   (348)
              (Gain) loss on sale of fixed assets        6                        (2)                                     --
              Loss on sale of investments                (158)                    (170)                     (387)
              Accrual of bond discount/amortization of   188                      249                       231
              premium
         (Increase) decrease in assets:
           Unincorporated joint venture                  --                       --                        9
           Accrued investment income                     124                      (38)                      86
           Income tax receivables                        296                      (298)                     10
           Reinsurance receivables                       28                       62                        (65)
           Deferred acquisition costs                    (261)                    (342)                     (1,567)
           Other assets                                  --                       (1)                       35
           Accounts receivables                          (85)                     208                       339
         Increase (decrease) in liabilities:
           Policy liabilities                            (2,287)                  (49)                      (1,737)
           Unearned premiums and health benefit reserves (855)                    (864)                     (2,208)
           Claims liability                              (3,942)                  345                       2,114
           Accrued expenses                              (372)                    (53)                      (499)
           Current income tax                            --                       (177)                     177
           TOTAL ADJUSTMENTS                             $(5,044)                 $921                      $(1,163)
              NET CASH USED BY OPERATING ACTIVITIES      $(6,713)                 $(771)                    $(202)


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                              STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                               (DOLLARS IN THOUSANDS)


                                                              1997                    1996                    1995
INVESTING ACTIVITIES
        Purchase of fixed assets                              $(11)                   $(61)                   $(21)
        Sale of fixed assets                                  3                       3                       --
        Sales of fixed maturities available for sale and      19,948                  18,575                  20,119
        equity securities
        Purchase of fixed maturities available for sale and   (15,869)                (19,429)                (17,170)
        equity securities
        Purchase of certificates of deposit                   (40,893)                (47,033)                (38,714)
        Proceeds from matured certificates of deposit         46,011                  40,221                  39,977
        Mortgage loans disbursed                              (6,123)                 (8,085)                 (7,951)
        Principal collected on mortgage loans                 7,234                   8,259                   6,327
        Real estate purchased                                 (20)                    --                      (42)
        Real estate sold                                      452                     --                      --
          Net cash provided (used) by investing activities    $10,732                 $(7,550)                $2,525
FINANCING ACTIVITIES
        Proceeds from exercise of stock options               --                      $18                     $58
        Capital stock purchased                               --                      --                      (146)
          Net cash provided (used) by financing activities    --                      $18                     $(88)
Net increase (decrease) in cash and cash equivalents          $4,019                  $(8,303)                $2,235
Cash and cash equivalents at beginning of year                6,702                   15,005                  12,770
Cash and cash equivalents at end of year                      $10,721                 $6,702                  $15,005
Supplemental disclosures of cash flow information:
        Cash paid during the year for:
          Interest                                            $3                      $9                      $4
          Income taxes                                        $(199)                  $389                    $277


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

NOTE 1:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF OPERATIONS - Savers Life Insurance Company (the "Company") provides life, accident and health insurance services in North Carolina, South Carolina, Virginia and Florida.

      The accompanying financial statements are presented on the basis of generally accepted accounting principles (GAAP) which vary in certain respects from reporting practices prescribed or permitted by state insurance regulatory authorities and include the following policies:

      INVESTMENTS - Cash on deposit in savings and loan associations and banks (including certificates of deposit) is stated at cost, which is market value. The Company classifies investments in debt securities in two categories: held for investment and available for sale. Debt securities which the Company has the positive intent and ability to hold to maturity are classified as held for investment and are carried at amortized cost, net of write-downs for other than temporary declines in value. Debt securities which might be sold prior to maturity are classified as available for sale and carried at fair value.

      Available for sale debt securities are written down (as realized losses) to fair value as the new cost basis for other than temporary declines in value. Unrealized gains and losses, related to available for sale debt securities, are reflected in stockholders' equity. Unrealized gains and losses on common and preferred stocks carried at market value are also reflected in stockholders' equity. Provisions for impairments that are other than temporary are included in net realized capital gains and losses. Common and preferred stocks are shown at market value. Realized investment gains and losses are determined by specific identification and are presented as a separate component of net income.

      Mortgage loans are shown at their unpaid balances, net of allowances for uncollectible amounts, and are secured by deeds of trust on real estate. Allowances for uncollectible loans are estimates based on management's judgment, but there were no allowances for uncollectible amounts at December 31, 1997 and 1996. Mortgage loan interest rates are adjusted periodically based on the prime lending rate. Interest income on impaired loans is recognized when received. Two real estate properties were acquired through foreclosure. One of these properties was acquired and sold during 1997. The book value of the remaining property at December 31, 1997 was $45,000. Investment real estate consisting of undeveloped land held for sale is carried at fair value less estimated selling costs. A property held for the production of income and also partially occupied by the Company is carried at depreciated cost plus capital additions. The accumulated depreciation for real estate was $64,000 and $52,000 at December 31, 1997 and 1996, respectively. Depreciation is calculated using the straight-line method based on a useful life of 39 years.

      RECOGNITION OF INCOME AND RELATED COSTS - Premiums on life insurance are reported as revenue when due. Fees on annuities are reported as earned when due. Expenses are reported in a manner which results in the recognition of profits over the life of the contracts. Benefits and expenses are associated with premiums by means of the provisions for future policy benefits, unearned premiums and amortization of policy acquisition costs.

      Investment income is accrued and recognized as earned.


      EQUIPMENT - Equipment is stated at cost; depreciation is calculated using an accelerated method for assets acquired after 1980 and the straight-line method for assets acquired prior to 1981. The depreciation provision is based on the estimated useful lives of the assets (automobiles - 5 years; office equipment and furniture - 5 to 10 years).

      DEFERRED POLICY ACQUISITION COSTS - Certain costs of acquiring insurance business are deferred. These costs, all of which vary with and are primarily related to the production of new business, consist principally of commissions, certain expenses of underwriting and issuing contracts and certain agency expenses. Deferred policy acquisition costs for traditional life business are amortized over the premium-paying periods of the related policies in proportion to the ratio of the annual premium revenue to the total anticipated premium revenue. Deferred policy acquisition costs for other lines of business are generally amortized over the life of the contract or at a constant rate based on the estimated gross profits expected to be realized. These costs and the amortization periods are the estimates of management based on the expected period of benefit from the costs incurred.

      Deferred policy acquisition costs would be written off to the extent that it is determined that future policy premiums and investment income or gross profits would not be adequate to cover related losses and expenses.

      Due to the unprofitability of the major medical product line, no costs associated with this line were deferred during 1997 and 1996. Deferred policy acquisition costs relating to the major medical product line remaining from prior years were amortized over an 18-month period beginning in 1996 and ending June 30, 1997. Deferred acquisition costs relating to Medicare supplement policies of a type no longer offered by the Company were written off in 1996.

      INCOME TAXES - Income tax provisions are based on earnings reported in the financial statements. Deferred income taxes relate principally to the deferred acquisition costs and the liability for future policy benefits.

      CLAIMS PAYABLE - The Company establishes provisions for claims in the process of review and for claims incurred but not reported. These provisions are estimates of the ultimate cost of incurred claims based on historical payment patterns using actuarial techniques. Claims payable were $6,513,000 and $10,455,000 at December 31, 1997 and 1996,
      respectively.

      NET INCOME PER SHARE - Earnings per share amounts and earnings per share-assuming dilution amounts are computed using certain assumptions about issuance of common stock and net income available to common stockholders as follows (dollars in thousands, except per share amounts):

                                                    Net Income                                           Per Share
                                                      (Loss)                     Shares                   Amount
1997:
      Basic EPS                                 $(1,669)                   1,779,908                 $     (.94)
      Diluted EPS                               $(1,669)                   1,779,908                 $     (.94)
1996:
      Basic EPS                                 $(1,692)                   1,779,908                 $     (.95)
      Diluted EPS                               $(1,692)                   1,779,908                 $     (.95)
1995:
      Basic EPS                                 $961                       1,779,747                 $       .54
      Effect of Diluted Securities:
          Stock Options                         --                         17,689                    --
      Diluted EPS                               $961                       1,797,436                 $       .53

      Options to purchase 62,974, 64,299 and 74,748 shares were outstanding at December 31, 1997, 1996 and 1995, respectively. These options were not included in the computation of diluted EPS for 1997 and 1996 because they would be antidilutive in years with a net loss.

      APPROPRIATED RETAINED EARNINGS - Appropriated retained earnings have been computed according to a statutory formula specified by regulations to provide for possible losses on securities.

      USE OF ESTIMATES - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

      RECLASSIFICATION - Certain 1996 and 1995 amounts have been reclassified to conform with classifications in 1997. The reclassification had no effect on net income.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

      ACCOUNTING CHANGES
      EARNINGS PER SHARE - Effective for the year ended December 31, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, which requires dual presentation of earnings per share amounts. Basic earnings per share are calculated using only the weighted average number of shares of common stock outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur if options were exercised and resulted in the issuance of common stock that would share in the earnings of the Company. Earnings per share amounts were restated for 1996 and 1995 as follows:

                                   Previously Reported                     As Restated
                                 Primary     Fully Diluted           Basic            Diluted
                                   EPS            EPS                 EPS               EPS
      1996                    $  (.94)      $   (.94)            $  (.95)          $  (.95)
      1995                    $    .53      $     .53            $    .54          $    .53

      ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - As of January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure". In accordance with these standards, a loan is considered impaired when it is probable that the Company will be unable to collect amounts due according to the contractual terms of the loan agreement. For impaired loans, a specific impairment reserve would be established for the difference between the recorded investment in the mortgage loan and the fair value of the collateral. Adoption of these standards had no impact on 1995 net income.

      ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES - Effective for the year ended December 31, 1994, the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires the classification of debt securities into three categories and equity securities into two categories. The cumulative effect of this change increased the carrying value of bonds by $11,000 at January 1, 1994, thus increasing stockholders' equity by $11,000.

NOTE 2:     POLICY LIABILITIES

      The Company markets life, accident and health, single premium deferred and immediate annuity policies. The single premium deferred annuity permits the policyholder to make additional premium payments to the Company. The amount of such additional premium payments may be varied at the policyholder's discretion, but may not be less than $0.5, and premiums may be withdrawn upon request as provided in the annuity contract. The actual interest rate guaranteed by the Company is determined by the Company's directors at the beginning of each policy year. The Company guarantees that the rate for future contract periods will not be less than as stated in the annuity contract.

      Liabilities for future policy benefits on life insurance are provided on the net level premium valuation method based on estimated future investment yield and mortality with interest rates ranging from 4.2% to 5.0%. Mortality assumptions are drawn from the 1980 Commissioners
      Standard Ordinary Mortality tables, and there are no withdrawal assumptions used in computing the future policy benefits on life insurance. Since the reserves are based on estimates, the ultimate liability may be more or less than such reserves. The effects of changes in such estimated reserves are included in the results of operations in the period in which the estimates are changed.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 3:     INCOME TAXES

      Income tax expense (benefit) consists of (in thousands):

                                                       1997                       1996                       1995
Current taxes (benefits):
      Income - federal taxes                           $70                        $(115)                     $398
      Realized capital gains                           27                         29                         66
                                                       $97                        $(86)                      $464
Deferred taxes (benefits):
      Income - federal taxes                           (737)                      (1,080)                    (348)
            TOTAL                                      $(640)                     $(1,166)                   $116

      The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below (in thousands):

                                                        1997                           1996
Deferred tax assets:
      Net unrealized capital losses                     $--                            $469
      AMT tax credit carryovers                         435                            411
      Deferred policy acquisition costs                 2,400                          1,567
            Total gross assets                          $2,835                         $2,447
            Less valuation allowance                    435                            881
                 Assets net of valuation                $2,400                         $1,566
Deferred tax liabilities:
      Insurance reserves                                $575                           $478
      Net unrealized capital gains                      428                            --
            Total liabilities                           $1,003                         $478
Net deferred tax asset                                  $1,397                         $1,088

      Net unrealized capital gains and losses are presented in stockholders' equity net of deferred taxes. Due to the uncertainty of future capital gains, valuation allowances were established of $-0- and $469,000 December 31, 1997 and 1996, respectively. Valuation allowances have also been established for AMT tax credit carryovers in the amounts of $435,000 and $411,000 for the years ended December 31, 1997 and 1996, respectively. These allowances for the AMT tax credit carryovers are estimates and have been established because management believes it is uncertain that the AMT tax credits, which apply only against the Company's regular tax liability, can be utilized in the future.

      The effective income tax rate for 1997, 1996 and 1995 was approximately 20%. These amounts vary from those computed by applying the current federal income tax rate of 34% to income before income taxes. The principal differences result from special life insurance company tax deductions and the federal surtax exemption.

      For years beginning after December 31, 1983, the Tax Reform Act passed by Congress changed the tax laws concerning life insurance companies. Under the new law, certain timing differences relating to deferred taxes cease to exist.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

      As required by the Revenue Reconciliation Act of 1990, the Company changed its method of reporting policy acquisition costs for federal income tax purposes. The 1990 Act required that the deduction for policy acquisition costs be determined based on prescribed percentages of annual net premiums, and spreads the deduction over a five-year period.

      Prior to January 1, 1984, life insurance companies were taxed on the lesser of taxable investment income or gain from operations (as defined by the Internal Revenue Code) plus one-half of any excess of the gain from operations over taxable investment income. One-half of the excess of gain from operations over taxable investment income, an amount which is not currently subject to taxation, plus special deductions allowed in computing the gain from operations, was set aside in a special memorandum tax account designated "policyholders' surplus account."

      The accumulated amount of income subject to current taxation, less the tax thereon, was set aside in another special memorandum tax account designated "stockholders' surplus account." At December 31, 1997 and 1996, respectively, the Company, on a tax basis, had balances of $18,000,000 and $17,845,000 in its stockholders' surplus account and $72,000 in its policyholders' surplus account for both years.

NOTE 4:     STATUTORY ACCOUNTING RECONCILIATION

      Following are reconciliations of net earnings and stockholders' equity on the statutory basis to the GAAP basis (in thousands):

                                                        1997                    1996                  1995
Net losses - statutory basis                            $(38)                   $(582)                $(639)
Decrease in deferred acquisition costs                  (2,678)                 (2,715)               (985)
Adjustment to claim liabilities                         --                      (250)                 --
Adjustment to health reserves                           270                     717                   2,125
Adjustment to health premiums                           65                      19                    (84)
Interest Maintenance Reserve                            (25)                    39                    196
Deferred income taxes                                   737                     1,080                 348
            NET INCOME (LOSS) - GAAP BASIS              $(1,669)                $(1,692)              $961
Stockholders' equity - statutory basis                  $7,134                  $6,340                $6,934
Additions:
    Deferred acquisition costs                          1,284                   3,962                 6,677
   Deferred income taxes                                1,397                   1,088                 2
   Non-admitted assets                                  43                      69                    51
   Adjustment to health reserves                        1,986                   1,716                 1,249
   Asset valuation reserve                              1,401                   1,364                 823
   Interest Maintenance Reserve                         1,421                   1,446                 1,406
   Unrealized gains (losses) on marketable securities   60                      (407)                 108
      STOCKHOLDERS' EQUITY - GAAP BASIS                 $14,726                 $15,578               $17,250

      Under applicable laws and regulations, cash dividends to stockholders are limited to the extent of statutory operating profits and realized capital gains.

      The Company files financial statements prepared in accordance with statutory accounting practices prescribed or permitted by domestic insurance regulatory authorities. The principal differences between statutory financial statements and financial statements prepared in accordance with GAAP are that statutory financial statements do not reflect deferred policy acquisition costs and deferred income taxes, most bonds are carried at amortized cost and reinsurance assets and liabilities are presented net of reinsurance. The Company's use of permitted statutory accounting practices does not have a significant impact on statutory surplus.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

      Statutory capital and surplus are subject to certain restrictions imposed by state insurance departments as to minimum levels and payments of dividends. The minimum levels of capital and surplus required by the North Carolina Department of Insurance are $1,200,000 and $300,000, respectively. The Company may pay dividends without prior approval of the North Carolina Department of Insurance if the dividends and all other dividends and distributions within the past twelve months do not exceed the lesser of statutory basis net gain from operations or 10% of statutory capital and surplus. Due to the Company's statutory net losses in 1997, 1996 and 1995, no dividends are allowed to be paid without prior approval of the North Carolina Department of Insurance.

NOTE 5:     CAPITAL STRUCTURE AND STOCKHOLDERS' EQUITY

      At December 31, 1997 the Company has 1,779,908 shares of no par common stock issued and outstanding. Common shares are voting and dividends are paid at the discretion of the Board of Directors.

      The Company purchased -0-, -0- and 22,457 shares of its own capital stock in 1997, 1996 and 1995, respectively, reducing the outstanding shares. On August 26, 1996, the Board of Directors adopted a resolution changing the stated value of the Company's stock from $2.00 per share to $1.00 per share. The resolution resulted in the reduction of the capital stock account by $1,776,000 and the increase of the gross paid-in surplus by $1,776,000 in 1996.

NOTE 6:     STOCK OPTIONS

      On February 25, 1982, the Company's Board of Directors amended the 1980 employee incentive stock option plan to qualify as an incentive stock option plan for all key employees, under which 189,000 shares of the Company's authorized but unissued common stock were reserved for possible issuance. The grant to any one individual could not exceed 20% of the shares covered by the plan. The option price is the greater of $1.00 per share or the fair market value on the date of grant, as determined by the Board of Directors. Options expired ten years after the grant date. This plan expired January 21, 1990.

      On April 25, 1984, the Company's stockholders approved an additional employee incentive stock option plan under which 75,600 shares of the Company's common stock were reserved for issuance to key employees. Options under this plan expire ten years after the date the option is granted. This plan expired April 24, 1994. On May 22, 1995, the Company's stockholders approved an additional incentive stock option plan under which 50,000 shares of the Company's common stock were reserved for issuance to key employees. Options under this plan expire ten years after the date the option is granted. This plan expires March 5, 2005.

      Under the plans, as originally issued, options could be exercised over the option period in the following amounts: none during the first year, twenty-five percent of the total shares in the second year and twenty-five percent of the total in each of the following three years, and in any year prior to expiration an amount equal to options exercisable in prior years but unexercised. However, the Company's Board of Directors adopted a resolution on December 22, 1996, whereby all outstanding options to purchase shares of the Company's common stock were declared to be fully vested as of that date. Certain options would have expired on August 18, 1997 unless sooner exercised. The Company's Board of Directors amended the terms under which these options were granted and extended their expiration date to March 31, 1998.

      The option price is equal to the fair market value on the date of grant for all plan options outstanding December 31, 1997, as follows (dollars in thousands, except per share):
                                              Number of

            DATE OF GRANT                         SHARES               PRICE  TOTAL

            August 19, 1987                6,600            $  5.33     $   35
            November 22, 1988             12,600               5.00         63
            November 28, 1989              9,375               4.80         45
            May 24, 1991                  10,000               5.20         52
            March 15, 1993                 8,749               5.60         49
            August 18, 1995               15,650               6.50        102
                                         $62,974               $346

      The following is a summary of plan options outstanding at December 31, 1997, all of which are exercisable:


                                                              Weighted
                                Actual and                     Average
                                 Weighted                     Remaining
                                  Average                    Contractual

                          EXERCISE PRICE     NUMBER             LIFE
                            $ 5.33            6,600            .25 years
                              5.00           12,600            .89 years
                              4.80            9,375           1.91 years
                              5.20           10,000           3.40 years
                              5.60            8,749           5.20 years
                              6.50           15,650           7.63 years

      In addition to the plan options, 37,500 nonqualified options were granted to the owner of an insurance agency in 1992. At the end of 1997, 5,000 of these options had been exercised, and 32,500 were exercisable at an option price of $5.60 per share. The total option price was $182,000, and the fair market value was $329,000.

      The Company is a party to an Agreement and Plan of Merger subject to approval by the Company's stockholders, the stockholders of Standard Management Corporation (SMC), the North Carolina Department of Insurance and other regulatory authorities. The Company's stockholders will have the opportunity to consider the Merger Agreement at a special meeting to be held in March, 1998. If the Merger Agreement is approved and the merger becomes effective, each stock option that is outstanding immediately prior to the effective time will be converted into the right to receive cash in an amount equal to the difference between 1.2 times the average trading price of SMC stock plus $1.50 per option share and the per share exercise price for such stock option. At December 31, 1997, the amount of the payment would be $294,000.

NOTE 7:     INVESTMENTS

      Debt securities at December 31 were as follows (in thousands)

                                                                Gross                Gross
                                         Amortized           Unrealized           Unrealized            Fair
                                           Cost                 Gains               Losses              Value
1997
Held for investment:
    U.S. Treasury securities and
     obligations of U.S. government
     agencies and corporations        $1,037               $--                  $7                  $1,030
Available for sale:
  U.S. Treasury securities and
     obligations of U.S. government
     agencies and corporations        $16,564              $88                  $28                 $16,624
  Other corporate securities          3,940                --                   --                  3,940
  Total available for sale            $20,504              $88                  $28                 $20,564
TOTAL DEBT SECURITIES                 $21,541              $88                  $35                 $21,594

                                                               Gross                Gross
                                         Amortized           Unrealized           Unrealized            Fair
                                           Cost                 Gains               Losses              Value
1996
Held for investment:
  U.S. Treasury securities and
     obligations of U.S. government
     agencies and corporations        $17,442              $10                  $1,402              $16,050
Available for sale:
  U.S. Treasury securities and
     obligations of U.S. government
     agencies and corporations        $7,388               $4                   $422                $6,970
  Other corporate securities          604                  11                   --                  615
  Total available for sale            $7,992               $15                  $422                $7,585
TOTAL DEBT SECURITIES                 $25,434              $25                  $1,824              $23,635

  The amortized cost and estimated market value of debt securities, by contractual maturity at December 31, 1997, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                        Amortized             Estimated
                                                          COST              MARKET VALUE

                                                                                 >
         Due in one year or less                         $    82              $   82
         Due after one year through five years               503                 507
         Due after five years through ten years               55                  55
         Due after ten years                              20,901              20,950
                                                         $21,541             $21,594

      Investments in "available for sale equity securities" were as follows (in thousands):

                                              Gross        Gross

                                              Unrealized       Unrealized  Fair
                                      COST       GAINS          LOSSES    VALUE

         1997
         Equity securities           $2,640     $1,402          $205      $3,837

         1996
         Equity securities           $2,870       $655          $234      $3,291





                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

  The changes during 1997 in amounts affecting net unrealized gains and losses included in the separate component of stockholders' equity are as follows (in thousands)


                                                                     Net Unrealized Gains (Losses)
                                                       Debt                      Equity                    Total
Net unrealized gains (losses) on securities
  available for sale as of January 1, 1997           $(408)                      421                       $13
Changes during the year ended December 31,
                                     1997:
         Transfer of securities previously
                                       classified        27                      --                        27
                                       as held
                                       to
                                       maturity
Increase in stated amount of securities                 441                      777                       1,218
Subtotal                                                $60                      $1,198                    $1,258
Deferred federal income taxes                           $20                      $408                      $428
Net unrealized gains on securities
     available for sale as of December 31, 1997         $40                      $790                      $830

   Various bonds with a par value of $16,000,000 amortized cost of $16,423,000 and fair value of $16,450,000 which were previously classified as held to maturity, were transferred into the available for sale category in 1997. Included in these amounts are bonds with par value, cost and fair value of $1,000,000 which were called at par. All of the bonds were transferred in anticipation of the merger with SMC and the necessity to maintain the combined enterprises interest rate position.

NOTE 8:  REINSURANCE

   As part of its ongoing business, the Company seeks to limit its exposure to losses by ceding reinsurance to other insurance enterprises under excess coverage and coinsurance contracts. The Company retains a maximum of $20 of coverage per individual life contract.

   Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

   Reinsurance contracts do not relieve the Company from its obligation to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurers' insolvencies.

   The effect of reinsurance on premiums written and earned is as follows (in thousands):

                                            1997                      1996                     1995
Direct premiums and amounts assessed
    against policyholders                   $40,515                   $48,968                  $51,207
Reinsurance assumed                                        --                       --                       --
Reinsurance ceded                           4,456                     1,113                    1,261
    Net premiums and amounts earned         $36,059                   $47,855                  $49,946


NOTE 9:    EMPLOYEE RETIREMENT PLAN

    During 1988, the Company initiated a 401(k) Profit Sharing Plan for the benefit of eligible employees and their beneficiaries.Employees who have completed one year of service and have reached their 21st birthday are eligible under the plan. Participants are entitled to 100% benefits upon retirement or death. If participants are terminated, they are entitled to receive the vested percentage of their account balance.

    Participants may defer up to 15% of their compensation annually, subject to dollar limits set by law. The Company matches the employees' salary reduction 100%. In applying the matching contribution, only salary reductions up to 5% of base compensation are considered. The Company's funding policy is to contribute annually no more than the maximum amount that can be deducted for federal income tax purposes. The amount of expense for contributions to the 401(k) plan for the years 1997, 1996 and 1995 was $43,000, $39,000 and $39,000 respectively. At December 31, 1997
    (the most recent actuarial valuation date), the plan's accumulated benefit obligation was $508,000 including vested benefits of $496,000 and the fair market value of plan assets was $508,000.

NOTE 10:   CONCENTRATIONS OF CREDIT RISK

    The Company is required by SFAS No. 105, "Disclosure of Information About Financial Instruments With Off-Balance-Sheet Risk and Financial Instruments With Concentrations of Credit Risk", to disclose significant concentrations of credit risk regardless of the degree of such risk. Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and mortgage loans receivable. Since the Company's inception, it has been management's policy to place its cash on deposit and certificates of deposit with a diversified group of high credit quality financial institutions. At December 31, 1997, the Company had accounts with approximately 200 such institutions with a higher concentration of institutions in North Carolina and South Carolina. Although, as of December 31, 1997, there were amounts in some of those financial institutions that exceed the insured deposit coverage, management does not believe any significant credit risk relating to cash deposits exists as of December 31, 1997.

    Mortgage loans consist of long-term notes secured by real estate in North Carolina and South Carolina and construction loans to several construction companies located mainly in the Piedmont of North Carolina. The Company had long term notes of approximately $999,000 and $1,331,000 at December 31, 1997 and 1996, respectively. The Company had construction loans of approximately $4,222,000 and $5,424,000 at December 31, 1997 and 1996,
    respectively. Construction loans that exceed 1% of total assets were $1,547,000 and $2,130,000 at December 31, 1997 and 1996, respectively. To reduce credit risk, all construction loans are monitored on a continuing basis, secured by the property being built and limited to a maximum percentage of the fair market value.

NOTE 11:   OPERATING LEASES


    The Company is the lessor of a portion of its home office building under operating leases expiring in various years through 2000. The leased property (including land) has a carrying value of $1,285,000 net of accumulated depreciation of $76,000. These leases have been accounted for under the operating method, which recognizes the lease revenue as earned over the life of the lease.


    Minimum future rentals to be received on non-cancelable leases as of December 31, 1997, for each of the next five years and in the aggregate are (in thousands):

            YEAR ENDING 12/31                          AMOUNT
                 1998                                   $76
                 1999                                    47
                 2000                                    18
                 2001                                    --
                 2002                                    --
                 Thereafter                              --
          TOTAL MINIMUM FUTURE RENTALS                  $141

NOTE 12:    LIABILITY FOR UNPAID CLAIMS

      Activity in the liability for unpaid claims is summarized as follows (in thousands):

                                                1997                       1996                      1995
Beginning of year                               $10,455                    $10,110                   $7,996
Reinsurance recoverable                         42                         99                        30
                                                $10,413                    $10,011                   $7,966
Claims incurred                                 $35,605                    $43,204                   $44,063
Claims paid (net of reinsurance)                39,505                     42,802                    42,018
                                                $(3,900)                   $402                      $2,045
Balance at December 31                          $6,513                     $10,413                   $10,011
Plus reinsurance receivables                    --                         42                        99
                                                $6,513                     $10,455                   $10,110

      During 1995, the Company changed its estimate of health claims liability. This change was the result of management's underestimation of the major medical claims backlog. The effect of this change was to decrease net income before taxes for 1995 by $1,951,000 ($1.09 per share). During 1996, the Company changed its estimate of health claims liability. This change in estimate was the result of an accumulation of claims due to the pending changes with certain preferred provider organizations. The effect of this change was to decrease net income before taxes for 1996 by $1,197,000 ($0.67 per share).

NOTE 13:     ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying values and estimated fair values of the Company's financial instruments at December 31, 1997 and 1996 were as follows (in thousands):

                                        1997                  1996
                                       Carrying              Estimated          Carrying             Estimated
                                        Value                Fair Value           Value              Fair Value
Assets:
     Cash and cash equivalents
        (including short-term           $10,721               $10,721            $6,702              $6,702
    investments)
    Certificates of deposit              25,377                25,377             30,496              30,496
    Debt securities                      21,601                21,594             25,027              23,634
    Equity securities                     3,837                 3,837              3,291               3,291
    Mortgage loans                        5,221                 5,221              6,760               6,760
Liabilities:
    Future policy benefits - annuities   45,171                45,291             47,342              47,466

      Fair value estimates are made at a specific point in time, based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In some cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

      The following valuation methods and assumptions were used by the Company in estimating the fair value of the above financial instruments:

      SHORT-TERM INSTRUMENTS - Fair values are based on quoted market prices or dealer quotations. Where quoted market prices or dealer quotations are not available, the carrying amounts reported in the balance sheets approximate fair value. Short-term instruments have a maturity date of three months or less.

      CERTIFICATES OF DEPOSIT - Fair values are based on purchase price of certificates and prevailing rates of interest. The certificates of deposit typically have very short maturity periods (six months or less) or variable interest rates. Fair values are approximated by carrying values due to the short-term nature of the instruments.

      DEBT AND EQUITY SECURITIES - Fair values are based on quoted market prices or dealer quotations. Where quoted market prices or dealer quotations are not available, fair values are estimated by using quoted market prices for similar securities or discounted cash flow methods.

      MORTGAGE LOANS - Fair values are estimated by discounting expected mortgage loan cash flows at market rates, which reflect the rates at which similar loans would be made to similar borrowers. The rates reflect management's assessment of the credit quality and the remaining duration of the loans. The loans have variable interest rates, which are linked to the prime rate. Estimated fair values for mortgage loans are not materially different from carrying value.

      FUTURE POLICY BENEFITS - ANNUITIES - The  majority  of  these  investment contract liabilities are made up of deferred annuity policies with adjustable interest rates. All deferred policies have guaranteed minimum rates of interest, but the guaranteed rates are lower than current market rates. Because of the short-term adjustability of the interest rates, fair value is approximated by carrying value for deferred annuities. Other contract deposit funds, which make up about 7% of these investment contract liabilities, are immediate annuities, which pay a fixed monthly amount for a fixed period. Fair value of these liabilities is estimated by discounting cash flows at interest rates currently being offered by the Company for similar contracts.

NOTE 14:    COMMITMENTS AND CONTINGENT LIABILITIES

      COMMITMENTS - Commitments to extend credit are legally binding agreements to lend monies at a specified interest rate and within a specified time period. Risk arises from the potential inability of parties to perform under the terms of the contracts and from interest rate fluctuations. The Company's exposure to credit risk is reduced by the existence of conditions within the commitment agreements that release the Company from its obligations in the event of a material adverse change in the counter party's financial condition. At December 31, 1997 and 1996, the Company had $6,459,000 and $7,491,000, respectively, in total construction loan commitments to general contractors. At December 31, 1997 and 1996, the Company had outstanding loan commitments of approximately $2,053,000 and $2,067,000, respectively.

      LITIGATION - The Company is continuously involved in a number of lawsuits arising, for the most part, in the ordinary course of its business operations. The Company is usually defending claims brought against it relating to policy coverage and exclusions. The Company has not established a provision for losses relating to several lawsuits in which the Company is a defendant. The total amount of damages sought in these lawsuits is approximately $255,000. The Company estimated its liability in these suits at $89,000 which has been accrued as claim liability. While the ultimate outcome of the litigation cannot be determined at this time, management believes that there is only a remote possibility that this litigation will result in judgments for additional amounts material to the financial condition of the Company. Materiality is calculated as 5% of pre-tax gain or loss.

                   SAVERS LIFE INSURANCE COMPANY
                   WINSTON-SALEM, NORTH CAROLINA

                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

NOTE 15:    PENDING MERGER

      The Company is a party to an Amended and Restated Agreement and Plan of Merger, dated December 9, 1997, pursuant to which, subject to approval by the Company's stockholders, the stockholders of SMC, the North Carolina Department of Insurance and other regulatory authorities, the Company will become a wholly-owned subsidiary of Standard Management Corporation ("SMC") an Indiana insurance holding company. The Company's Board Of Directors has unanimously approved the Merger Agreement and has recommended that the Company's stockholders approve it at a special meeting to be held in March of 1998. If the Merger Agreement is approved and the merger becomes effective, stockholders of the Company will be entitled to receive $1.50 cash and 1.2 shares of SMC common stock for each share of the Company's common stock owned by them immediately prior to effectiveness of the merger. Stockholders may elect to receive stock in lieu of cash portion of the merger consideration.

NOTE 16:    SAVERS MARKETING CORPORATION

      On April 1, 1997, the Company filed Articles of Incorporation with the Secretary of the State of North Carolina to form a wholly-owned entity "Savers Marketing Corporation", a North Carolina corporation.

      The purposes of the corporation are: (I) to market life, accident and health insurance and sell annuities; (ii) acquire, own, improve, lease, mortgage, encumber, pledge and otherwise invest and deal in real and personal property of every sort, kind and description; and, (iii) to engage in any lawful act or activity for which a corporation may be organized under Chapter 55 of the General Statutes of North Carolina.

      Savers Marketing Corporation is authorized to issue 100,000 shares of common stock with a par value of $1.00 per share. The Corporation had issued and outstanding 1,000 shares for a capital of $1,000 at December 31, 1997. Savers Marketing Corporation has, from inception, been dormant and not an operating company. Accordingly, this corporation is carried on the financial statements of the Company as an investment with a cost of $1,000 which is its fair market value at December 31, 1997.

NOTE 17:    SUBSEQUENT EVENTS

      At a special meeting on March 3, 1998, the shareholders of the Company approved the merger as discussed in Note 15.

                  STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES

                  UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      The following unaudited pro forma combined statements of operations for the year ended December 31, 1997 are presented as if the transfer of the major medical product line from Savers Life Insurance Company ("Savers Life") to World Insurance Company ("World") through a coinsurance agreement, whereby World assumed, through coinsurance effective July 1, 1997, 100% of the product line, and (ii) the acquisition of Savers Life by Standard Management Corporation ("SMC") had occurred as of January 1, 1997. The following unaudited pro forma combined balance sheet as of December 31, 1997, gives effect to the acquisition of Savers Life by SMC as if it had occurred as of the balance sheet date.

      The unaudited pro forma combined financial statements do not purport to represent what SMC and subsidiaries (the "Company") balance sheet or results of operations actually would have been had the transfer of the major medical product line from Savers Life to World through a coinsurance agreement, whereby World assumed, through coinsurance effective July 1, 1997, 100% of the product line, and the acquisition of Savers Life by SMC in fact occurred on the dates indicated, or to project the Company's balance sheet or results of operations for any future date or period. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes thereto and the separate historical consolidated financial statements of the Company and Savers Life as of and for the year ended December 31, 1997.

      The pro forma adjustments and combined amounts are provided for informational purposes only, the Company's consolidated financial statements reflect the effects of the acquisition of Savers Life by SMC only from the date such transaction occurred. The acquisition of Savers Life occurred on March 12, 1998, with an effective date of March 31, 1998. Savers Life transferred the major medical product line of Savers Life to World through a coinsurance agreement, under which World assumed, through coinsurance effective July 1, 1997, 100% of the product line. Savers Life ceased writing any new business in this product line on June 30, 1997. In October 1997, all of the policies in this product line were transferred to World as direct insurance policies of World. The pro forma adjustments are applied to the historical consolidated financial statements of the Company and Savers Life to account for the acquisition of Savers Life by SMC under the purchase method of accounting in accordance with APB No. 16. Under this method of accounting, the total purchase cost has been allocated to Savers Life's assets and liabilities based on their estimated relative fair values. These allocations are subject to valuations as of the date of the transaction based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Any purchase price adjustments will be made within one year from the acquisition date and are not expected to be material to the unaudited pro forma combined financial statements taken as a whole. The unaudited pro forma combined financial statements, however, reflect management's best estimate based on currently available information.

                  STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
                  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                            YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                        PRO FORMA
                                                                       ADJUSTMENTS
                                                                       RELATED TO
                                                                        TRANSFER          SAVERS          PRO FORMA
                                                                           OF               LIFE         ADJUSTMENTS
                                        HISTORICAL FINANCIAL              MAJOR            AFTER          RELATING
                                             STATEMENTS                  MEDICAL        TRANSFER OF        TO THE
                                                        SAVERS           PRODUCT       MAJOR MEDICAL       SAVERS         PRO FORMA
                                         SMC             LIFE           LINE (1)       PRODUCT LINE         LIFE          COMBINED
                                                                                                         ACQUISITION
                                      (Audited)        (Audited)
Revenues:
  Premium income                    $7,100            $36,058          $(8,039)        $28,019           $      --       $35,119
  Net investment income             29,516            4,394            (300)           4,094                    78 (2)   33,688
  Net realized investment gains     396               158              (7)             151                      --       547
  Policy charges                    5,512             254              --              254                      --       5,766
  Amortization of excess of net
  assets                            1,388             --               --              --                       --       1,388
    acquired over acquisition cost
  Fees from separate accounts       1,779             --               --              --                       --       1,779
  Other income                      1,178             2,183            (626)           1,557                    --       2,735
      Total revenues                46,869            43,047           (8,972)         34,075                   78       81,022
Benefits and expenses:
  Benefits and claims               9,098             29,376           (7,657)         21,719                   --       30,817
  Interest credited on interest-
  sensitive                         16,281            2,472             --             2,472                    --       18,753
    annuities and other financial
    products
  Amortization                      3,248             2,939            (2,399)         540                      (540)(3) 4,125
                                                                                                                877  (3)
  Other operating expenses          12,599            10,569           (2,985)         7,584                    --       20,183
  Interest expense and financing    2,381             --               --              --                       370  (4) 2,751
  costs
      Total benefits and expenses   43,607            45,356           (13,041)        32,315                   707      76,629
Income (loss) before federal income
taxes                               3,262             (2,309)          4,069           1,760                    (629)    4,393
and preferred stock dividends
Federal income tax expense (credit) 617               (640)            1,383           743                      (196)(5) 1,164
Net income (loss)                   $2,645            $(1,669)         $2,686          $1,017                   $(433)   $3,229
Net income per share                $      .54                                                                           $     .45
Weighted average common shares      4,948,302                                                              2,225,720  (6)  7,174,022
outstanding

See accompanying notes to unaudited pro forma combined financial statements.

                  STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES

                     UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  DECEMBER 31, 1997
                               (DOLLARS IN THOUSANDS)




                                                                                            PRO FORMA
                                                 HISTORICAL FINANCIAL                      ADJUSTMENTS
                                                      STATEMENTS                           RELATING TO
                                                                                               THE
                                                                     SAVERS                SAVERS LIFE              PRO FORMA
                                             SMC                      LIFE                 ACQUISITION              COMBINED
ASSETS                                    (Audited)                 (Audited)
Investments:
       Securities available for sale:
    Fixed maturity securities          $372,576                  $20,614                    $1,037     (7)          $394,220
                                                                                            (7)        (8)
    Equity securities                  52                        3,787                       --                     3,839
  Fixed maturity securities held to    --                        1,037                      (1,037)    (7)              --
  maturity
  Mortgage loans on real estate        375                       5,221                       --                     5,596
  Policy loans                         9,495                     --                          --                     9,495
  Real estate                          2,163                     2,403                       --                     4,566
  Other invested assets                779                       --                          --                     779
  Short-term investments               13,342                    25,377                      --                     38,719
      Total investments                398,782                   58,439                      (7)                    457,214
Cash                                   4,165                     10,721                      1,204     (9)          16,090
Accrued investment income              6,512                     597                         --                     7,109
Amounts due and recoverable from       61,596                    268                         --                     61,864
reinsurers
Deferred policy acquisition costs      21,435                    1,284                       (1,284)   (10)         21,435
Present value of future profits        20,537                    --                          7,400     (11)         27,937
Excess of acquisition cost over net
assets                                 2,445                     --                          1,610     (12)         4,055
  acquired
Deferred federal income taxes          --                        1,397                       (1,397)   (16)         --
Other assets                           5,456                     215                         (962)     (13)         4,709
Assets held in separate accounts       148,064                   --                           --                    148,064
        Total assets                   $668,992                  $72,921                     $6,564                 $748,477
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Insurance policy liabilities         $439,390                  $57,788                     $--                    $497,178
  Accountspayable and accrued         6,208                      407                         1,134     (14)         7,749
  expenses
  Obligations under capital lease      141                       --                          --                     141
  Notes payable                        26,000                    --                          4,000     (15)         30,000
  Deferred federal income taxes        4,488                     --                          1,103     (16)         5,591
  Excess of net assets acquired over
     acquisition cost                  1,388                     --                          --                     1,388
  Liabilities related to separate      148,064                   --                          --                     148,064
  accounts
        Total liabilities              625,679                   58,195                      6,237                  690,111
Shareholders' equity:
  Common stock                         40,646                    3,603                       (3,603)   (17)         55,699
                                                                                             15,053    (18)
  Treasury stock (deduction)           (4,572)                   --                          --                     (4,572)
  Unrealized gain  on securities
     available for sale                2,171                     830                         (830)                   2,171
  Foreign currency translation         (473)                     --                          --                     (473)
  adjustment
  Retained earnings                    5,541                     10,293                      (10,293)                5,541
        Total shareholders' equity     43,313                    14,726                      327                     58,366
        Total liabilities and          $668,992                  $72,921                     $6,564                  $748,477
        shareholders' equity

See accompanying notes to unaudited pro forma combined financial statements.



                  STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES

             NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


PRO FORMA ADJUSTMENTS


TRANSACTIONS RELATING TO THE TRANSFER OF THE MAJOR MEDICAL PRODUCT LINE OF SAVERS LIFE

      Savers Life and World agreed to the transfer of the major medical product line of Savers Life to World through a coinsurance agreement, whereby World assumed, through coinsurance effective July 1, 1997, 100% of the product line. Savers Life ceased writing any new business in this product line on June 30, 1997. For the period from July 1, 1997 to September 30, 1997, the premiums, claims, commissions and premium taxes were direct business of Savers Life and subsequently ceded 100% to World. Savers Life was paid $50,000 per month to administer this block of business between July 1, 1997 and September 30, 1997. This coinsurance agreement was in effect from July 1, 1997 until September 30, 1997 to allow World the time needed to develop a system to administer this block of business on a direct basis. In October 1997, all of the policies in this product line were transferred to World as direct insurance policies of World. Savers Life has agreed to share in the claims experience of this product line for the period from July 1, 1997 through December 31, 1997 to the extent that the loss ratio for such period does not equal 75%. The loss ratio is calculated by dividing incurred claims by earned premiums. If the loss ratio for the period is greater than 75%, Savers Life will be required to reimburse World in cash for 50% of the amount by which the actual loss ratio exceeds 75%. If the loss ratio for the period is less than 75%, World will be required to reimburse Savers Life in cash for 50% of the amount by which the actual loss ratio is less than 75%. As a result of the agreement with World, Savers Life wrote off all remaining deferred acquisition costs associated with the major medical product line, resulting in a $1,752,000 charge against income in the second quarter of 1997. In September 1997, Savers Life transferred assets $4,850,000 and liabilities of $4,928,000 to World.

      (1) The selected pro forma combined statement of operations financial data is adjusted to eliminate the results of operations for the major medical product line to give effect to the transfer of the major medical product line as of January 1, 1997.

TRANSACTIONS RELATING TO THE SAVERS LIFE ACQUISITION

      In the acquisition of Savers Life, each share of Savers Life Common Stock held immediately prior to March 12, 1998 (1,779,908 shares of Savers Life Common Stock) were converted into 1.2 shares of SMC Common Stock plus $1.50. Each holder of Savers Life Common Stock had the election to receive the $1.50 per share portion of the merger consideration in cash or in the form of additional shares of SMC Common Stock. 1,412,980 holders of Savers Life Common Stock elected to receive 1.50 per share cash consideration in lieu of electing to receive shares of SMC Common Stock. SMC issued 2,225,720 shares of SMC Common Stock with a value of approximately $15,023,000 and paid $2,027,000 in cash to acquire Savers Life

      In addition, SMC is expected to incur costs relating to the acquisition of Savers Life (including legal, accounting and other fees) of approximately $1,500,000.

      The cost to acquire Savers Life is allocated as follows (amounts in thousands):

    Book value of net assets acquired on March 12, 1998         $14,726
    Costs incurred by Savers Life prior to March 12, 1998       (1,395)
                                                                 13,331

           Increase (decrease) in Savers Life net asset value to reflect estimated fair value and asset reclassifications at March 12, 1998

     Fixed maturity securities available for sale                 1,030
     Fixed maturity securities held to maturity                  (1,037)
     Present value of future profits (related to acquisition)     7,400
     Deferred policy acquisition costs (historical)              (1,284)
     Goodwill (related to acquisition)                            1,610
     Deferred federal income taxes                               (2,500)
           Total estimated fair value adjustm                     5,219
                Total cost to acquire Savers Life               $ 18,550



      Adjustments to the pro forma combined statement of operations to give effect to the acquisition of Savers Life as of January 1, 1997 are summarized below.

      (2) Net investment income is increased for the investment income earned on the amount of borrowings pursuant to an Amended Revolving Line of Credit Agreement with a bank (the "Amended Credit Agreement") that exceed the cash payment to Savers Life stockholders that increase existing working capital.

      (3) Amortization of deferred acquisition costs recorded by Savers Life prior to the purchase has been eliminated and replaced with the amortization of the present value of the future profits as a result of the transaction. The amount of present value of future profits resulting from the transaction is being amortized on a constant yield basis over the estimated life of insurance in force at the date of acquisition in proportion to the emergence of profits over a period of 20 years, except for the Medicare supplement product line which is being amortized over a period of 10 years, with interest equal to the interest rate credited to the underlying policies. No future value has been assigned to the major medical product line. Amortization of goodwill acquired in the transaction is recognized over a 30-year period on a straight-line basis.

      (4) Interest expense and financing costs is increased to reflect the increase in borrowings under the Amended Credit Agreement and amortization of deferred debt issuance costs associated with the purchase of Savers Life.

      (5) Federal income tax expense has been adjusted to reflect the income tax effects of the pro forma adjustments, based on SMC's tax rate of 34 percent.

      (6) Weighted average common shares outstanding are increased to reflect the SMC Common Stock shares issued in the acquisition of Savers Life.

      Adjustments to the pro forma combined balance sheet to give effect to the acquisition of Savers Life as of December 31, 1997, are summarized below.

      (7) Held to maturity securities have been reclassified as available for sale securities at the purchase date consistent with the intention of new management.

      (8)) Savers Life's fixed maturity securities held to maturity are restated to estimated fair value.

      (9) Amount is proceeds from borrowings under the Amended Credit Agreement less payments made to Savers Life shareholders for the purchase of Savers Life and less certain costs incurred by Savers Life in connection with the acquisition of Savers Life prior to closing.

      (10)  Deferred  policy  acquisition  costs  of  Savers  Life   have  been
            eliminated under purchase accounting.

      (11) Present value of future profits for business has been recorded for existing insurance acquired with the purchase of Savers Life. The 15 percent discount rate used to determine such value is the rate of return required by SMC to invest in the business being acquired. In determining such rate of return, the following factors are considered:

            <circle>The  magnitude  of  the  risks  associated with each of the actuarial assumptions used in determining the expected cash flows.

            <circle>Cost of capital available to fund the acquisition.

            <circle>The   perceived   likelihood   of   changes   in  insurance
                  regulations and tax laws.

            <circle>Complexity of the acquired company.

            <circle>Prices  paid  (i.e.,  discount  rates  used  in determining valuations) on similar blocks of business sold recently.

            The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 6 percent) for each of the years in the five-year period ending December 31, 2002, are as follows:

               YEAR ENDING           BEGINNING         NET           ENDING
              DECEMBER 31,            BALANCE     AMORTIZATION       BALANCE

                1998                  $7,400         $823           $6,577
                1999                   6,577          720            5,857
                2000                   5,857          630            5,227
                2001                   5,227          552            4,675
                2002                   4,675          485            4,190

      (12)  Goodwill acquired in the purchase of Savers Life is recognized.

      (13) Other assets have been increased for the deferred debt issuance costs of the commitment fees paid for the borrowings on the Amended Credit Agreement and decreased for acquisition costs incurred and capitalized by SMC associated with the transaction.

      (14) Accounts payable have been increased due to the accrual of estimated acquisition costs associated with the transaction.

      (15) Notes payable are increased to reflect the increased borrowings under the Amended Credit Agreement for the acquisition of Savers Life. The Amended Credit Agreement provides for SMC to borrow up to $20,000,000 in the form of a seven year reducing revolving loan arrangement. Interest on the borrowings under the Amended Credit Agreement is determined, at the option of SMC, to be: (i) a fluctuating rate of interest to the corporate base rate announced by the bank from time to time plus 1% per annum, or (ii) a rate at LIBOR plus 3.25%. At December 31, 1997, SMC had borrowed
            $16,000,000 under the Amended Credit Agreement at a weighted average interest rate of 9.069%. SMC increased borrowings under the Amended Credit Agreement by $4,000,000 for the acquisition of Savers Life at an interest rate of 8.969%.

      (16) Deferred tax liabilities have been recorded, primarily for the actuarially determined present value of future profits from existing insurance, and the reclassification of the deferred tax assets of Savers Life as deferred tax liabilities.

      (17)  The  Savers  Life  historical   shareholders'  equity  and  related
            weighted average common shares outstanding are eliminated under purchase accounting.

      (18) Common stock has been increased to reflect the issuance of the SMC Common Stock in the acquisition of Savers Life and the issuance of SMC Common Stock warrants to a bank in connection with the increased line of credit on the Amended Credit Agreement.

                                     SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    STANDARD MANAGEMENT CORPORATION
                                                   (Registrant)


Date:  MAY 22, 1998                 By:   /S/ RONALD D. HUNTER
                                          Ronald D. Hunter
                                          Chairman of the Board, President and
                                          Chief Executive Officer